UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 15, 2017

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements with Certain Officers.

The Board of Directors (the “Board”) of Semtech Corporation (the “Company”) previously adopted the Semtech Corporation 2017 Long-Term Equity Incentive Plan (the “2017 Plan”), subject to stockholder approval of the 2017 Plan. As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the 2017 Plan.

The following summary of the 2017 Plan is qualified in its entirety by reference to the text of the 2017 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Board or one or more committees appointed by the Board will administer the 2017 Plan. The Board has delegated general administrative authority for the 2017 Plan to the Compensation Committee of the Board. The administrator of the 2017 Plan has broad authority under the 2017 Plan to, among other things, select participants and determine the types of awards that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2017 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock (the “Common Stock”) that may be issued or transferred pursuant to awards under the 2017 Plan equals: (1) 12,000,000 shares, plus (2) 4,863,122 (which represents the number of shares that were available for additional award grant purposes under the Semtech Corporation 2013 Long-Term Equity Incentive Plan (the “2013 Plan”) immediately prior to the termination of the authority to grant new awards under the 2013 Plan as of June 15, 2017, the date of stockholder approval of the 2017 Plan), plus (3) the number of any shares subject to stock options (that are not “full-value awards” (as defined below)) granted under the 2013 Plan, the Semtech Corporation 2008 Long-Term Equity Incentive Plan, the Semtech Corporation Long-Term Stock Incentive Plan, as amended and restated, or the Semtech Corporation Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan, as amended and restated (collectively, the “Prior Plans”) and outstanding as of June 15, 2017 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (4) the number of any shares subject to restricted stock, restricted stock unit or other “full-value awards” granted under the Prior Plans that are outstanding and unvested as of June 15, 2017 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested. For these purposes, shares subject to awards granted under the Prior Plans that are “full-value awards” (as described below) will be taken into account based on the full-value award ratio described below.

Shares issued in respect of any “full-value award” granted under the 2017 Plan will be counted against the share limit described in the preceding paragraph as 2.6 shares for every one share actually issued in connection with the award. For example, if the Company granted a full-value award of 100 shares of Common Stock under the 2017 Plan, 260 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” means any award granted under the plan other than a stock option or stock appreciation right (and also includes certain options and stock appreciation rights granted to non-U.S. employees as provided in the 2017 Plan).

Except as described in the next sentence, shares that are subject to or underlie awards granted under the 2017 Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2017 Plan will not be counted against the plan’s share limit and will be available for subsequent awards under the 2017 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2017 Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any award, will be counted against the plan’s share limit and will not be available for subsequent awards under the 2017 Plan. In addition, any shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the Prior Plans, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2017 Plan. To the extent that an award granted under the 2017 Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the plan’s share limit and will be available for subsequent awards under the 2017 Plan. In the event that shares are delivered in respect of a dividend equivalent right granted under the 2017 Plan, the number of shares delivered with respect to the award will be counted against the plan’s share limit. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option granted under the 2017 Plan, the number of underlying shares as to which the exercise related will be counted against the plan’s share limit, as opposed to only counting the shares issued.

The types of awards that may be granted under the 2017 Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as certain cash bonus awards. All awards granted under the 2017 Plan are subject to a minimum vesting requirement of one year (provided that the minimum vesting requirement will not apply to 5% of the total number of shares available under the 2017 Plan and does not limit the Board’s discretion to accelerate awards).

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07	Submission of Matters to Vote of Stockholders.

The Annual Meeting of Stockholders (“Annual Meeting”) of the Company was held on June 15, 2017. At the Annual Meeting, stockholders (a) elected the nine nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified, (b) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2018; (c) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; (d) approved, on an advisory basis, one year as the frequency of executive compensation votes; and (e) approved the Semtech Corporation 2017 Long-Term Equity Incentive Plan as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 5, 2017. Set forth below are the final voting tallies for the Annual Meeting.

The total number of shares present in person or by proxy was 54,701,580 shares or 83.28% of the total shares issued and outstanding, thereby constituting a quorum for the purpose of the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The following is a tabulation of the votes with respect to each of the proposals:

Proposal Number 1

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Glen M. Antle	48,501,598	1,109,186	5,090,796
James P. Burra	48,692,236	918,549	5,090,796
Bruce C. Edwards	48,537,868	1,072,916	5,090,796
Rockell N. Hankin	48,532,410	1,078,374	5,090,796
Ye Jane Li	48,673,832	936,952	5,090,796
James T. Lindstrom	48,909,551	701,233	5,090,796
Mohan R. Maheswaran	49,313,011	297,773	5,090,796
Carmelo J. Santoro	48,673,316	937,468	5,090,796
Sylvia Summers	49,435,210	175,574	5,090,796

Proposal Number 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
54,237,534	317,305	146,741	0

Proposal Number 3

Advisory (Non-Binding) Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
47,814,935	1,473,807	322,042	5,090,796

Proposal Number 4

Advisory (Non-Binding) Vote on Frequency of Future Advisory Votes

on Executive Compensation

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
40,016,718	3,170	9,439,189	151,707	5,090,796

On June 15, 2017, following the Annual Meeting, the Company’s Board agreed that an advisory vote on named executive compensation would be held annually until the next required vote on the frequency of such votes.

Proposal Number 5

To approve the Semtech Corporation 2017 Long-Term Equity Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
42,942,960	6,658,274	9,550	5,090,796

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Semtech Corporation 2017 Long-Term Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2017	SEMTECH CORPORATION

	By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer

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